UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2015

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On May 18, 2015, Resolute Energy Corporation (the “Company”) and certain of its subsidiaries, as guarantors, entered into an Amendment to Secured Term Loan Agreement and Increased Facility Activation Notice-Incremental Term Loans (the “Amendment”) with Bank of Montreal, as administrative agent, and the lenders party thereto, pursuant to which the Company borrowed an additional $50 million of second lien term debt (the “Incremental Term Loans”) under its Secured Term Loan Agreement dated December 30, 2014 (the “Secured Loan Agreement”).  Funding of the Incremental Term Loans occurred on May 19, 2015 (the “Closing”).  The Incremental Term Loans have the same terms as the existing second lien borrowings under the Secured Loan Agreement, adjusted for the date of the Closing. The $50 million of Incremental Term Loans was placed with the same lenders that participated in the initial $150 million second lien closing in December 2014.

The Incremental Term Loans are provided for in the Twelfth Amendment to the Company’s Second Amended and Restated Credit Agreement, dated as of March 30, 2010, as amended (the “Credit Facility”).  In connection with the Closing, the Company received all required consents for the Incremental Term Loans from Wells Fargo Bank, National Association, as administrative agent under the Credit Facility.

Net proceeds from the Incremental Term Loans, estimated at approximately $46 million after payment of transaction-related fees, expenses and discounts, were used to repay amounts outstanding under the Credit Facility.  Borrowings under the Secured Term Loan Facility will generally bear interest at adjusted LIBOR plus 10%, with a 1% LIBOR floor. The Company’s borrowing base under the Credit Facility was automatically reduced by $10 million, to $260 million, effective upon the Closing.

The foregoing summary of the Amendment is qualified in its entirety by reference to the copy of the definitive document attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Secured Term Loan Agreement filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on December 31, 2014.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above related to the Amendment to Secured Term Loan Agreement and Increased Facility Activation Notice is hereby incorporated by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1

Amendment to Secured Term Loan Agreement and Increased Facility Activation Notice-Incremental Term Loans, dated as of May 18, 2015, by and among Resolute Energy Corporation, as Borrower, certain subsidiaries of Resolute Energy Corporation, as guarantors, Bank of Montreal, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment to Secured Term Loan Agreement and Increased Facility Activation Notice-Incremental Term Loans, dated as of May 18, 2015, by and among Resolute Energy Corporation, as Borrower, certain subsidiaries of Resolute Energy Corporation, as guarantors, Bank of Montreal, as administrative agent, and the lenders party thereto.